Exhibit 99.1

Constant Contact Announces First Quarter 2013 Financial Results

Revenue of $68.2 million and Adjusted EBITDA of $6.8 million

Announces $20 million share repurchase program

WALTHAM, MA – April 25, 2013 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations connect with their customers through a suite of online marketing tools, today announced its financial results for the first quarter ended March 31, 2013.

“We are pleased to deliver revenue at the high-end of our guidance, along with profitability that was well above expectations. We continue to see healthy demand and demonstrated success converting that demand to paying customers,” said Gail Goodman, chief executive officer of Constant Contact. “2013 is about bringing all of our products together and continuing the transformation of Constant Contact into a true multi-product company. We believe that we have the right strategy, products and team to deliver on this vision.”

Goodman added, “The share repurchase program we announced today reflects our confidence in our vision and the long-term growth opportunities for Constant Contact, as well as our commitment to use our strong balance sheet and growing cash flow to enhance shareholder value.”

First Quarter 2013 Financial Metrics

•	Revenue was $68.2 million, an increase of 13.8%, compared to revenue of $59.9 million for the comparable period in 2012.

•	Gross margin in the first quarter was 70.8%, compared to 70.6% for the comparable period in 2012.

•	GAAP net loss was $0.5 million, or ($0.02) per share, compared to GAAP net income of $0.2 million, or $0.01 per share, for the first quarter of 2012.

•

Adjusted EBITDA was $6.8 million compared to adjusted EBITDA of $7.2 million for the comparable period in 2012. Adjusted EBITDA margin was 10.0%, compared to 12.0% for the comparable period in 2012. Adjusted EBITDA and adjusted EBITDA margin for the first quarter of 2013 excluded an $820 thousand accrual related to a potential settlement of a litigation matter.

•

Non-GAAP net income was $1.4 million, compared to non-GAAP net income of $2.8 million for the first quarter of 2012. For the first quarter of 2013, non-GAAP net income excluded an $820 thousand accrual related to a potential settlement of a litigation matter. Non-GAAP net income per diluted share was $0.05, compared to $0.09 per share for the first quarter of 2012.

•	Cash flow from operations was $9.0 million, compared to $10.9 million for the first quarter of 2012.

•	Capital expenditures were $4.7 million, compared to $5.5 million for the first quarter of 2012.

•	Free cash flow was $4.3 million, compared to $5.4 million for the first quarter of 2012.

•	The company had $97.3 million in cash, cash equivalents and marketable securities at March 31, 2013, compared to $93.5 million at December 31, 2012.

Operating Metrics

•	Added 50,000 gross new unique customers in the first quarter compared to 45,000 in the first quarter of 2012. (*)

•

Ended the first quarter with 565,000 unique customers, an increase from 555,000 unique customers at the end of the fourth quarter of 2012 and 510,000 unique customers at the end of the first quarter of 2012. (*)

•	Average monthly revenue per unique customer (ARPU) for the first quarter was $41.34, up from $41.12 in the fourth quarter of 2012, and up from $39.56 in the comparable period in 2012. (**)

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the first quarter.

(*)	Figures are rounded to nearest 5,000.
(**)	The ARPU calculation excludes the approximately 10,000 existing SinglePlatform customers at the time of the acquisition in June 2012.

Other Recent Highlights

•

Announced that Yelp® is part of SinglePlatform’s publisher partner network. Updates to content posted with Yelp will go live within 24 hours, enhancing the reach of SinglePlatform’s small business customers.

•

Strengthened the sales and marketing organization with new leadership, including the promotion of Christopher M. Litster to head all of sales and marketing and the hiring of Lauren Chacón as chief sales officer.

•

EventSpot® introduced mobile-enhanced features, including streamlined ticketing and check-in, to allow small businesses and nonprofits to leverage the expanding use of mobile technology to promote and manage events.

•

CardStar® partnered with Michael Waltrip Racing to provide key NASCAR® sponsors and partners with the ability to reward customer loyalty and drive new customers with targeted content and promotions delivered via the CardStar mobile app.

“We are pleased with our first quarter results. Our heightened commitment to operational discipline resulted in gains in core metrics, including customer additions and improvement in customer life time value, driven by year-on-year gains in ARPU, retention and gross margin,” said Harpreet Grewal, chief financial officer of Constant Contact. “We look to maintain our focus, discipline and analytical rigor to deliver on both our near-term targets and longer term goals.”

Business Outlook

Constant Contact is issuing guidance for the second quarter and full year 2013 as follows:

Second Quarter 2013:

Current Guidance (4/25/2013)
Total revenue	$69.9 m - $70.4 m
Adjusted EBITDA margin	12.0% - 12.5%
Adjusted EBITDA	$8.4 m - $8.8 m
Stock-based compensation expense	$3.7 m
GAAP net loss	($300 k - $600 k)
GAAP net loss per share	($0.01 - $0.02)
Non-GAAP net income per share*	$0.08 - $0.10
Diluted weighted average shares outstanding	31.1 m

Full Year 2013:

	Prior Guidance (1/31/2013)	Current Guidance (4/25/2013)
Total revenue	$284.0 m - $289.0 m	$284.0 m - $289.0 m
Adjusted EBITDA margin	15.1% - 15.6%	15.5% - 15.8%
Adjusted EBITDA	$43.0 m - $45.0 m	$44.0 m - $45.6 m
Stock-based compensation expense	$15.3 m	$14.3 m
GAAP net income	$3.1 m - $4.3 m	$4.3 m - $5.3 m
GAAP net income per share	$0.10 - $0.13	$0.14 - $0.17
Non-GAAP net income per share*	$0.62 - $0.69	$0.66 - $0.71
Diluted weighted average shares outstanding	31.6 m	31.6 m
Estimated effective tax rate	~40%	~40%
Estimated cash tax rate	~10%	~10%

*	Non-GAAP net income per share calculated using an estimated cash tax rate

Share Repurchase Program

Under the repurchase program, Constant Contact is authorized to repurchase up to $20 million of the company’s common stock. The company intends to purchase shares pursuant to a 10b5-1 trading plan through December 31, 2013 (which would permit the company to repurchase shares when it might otherwise be precluded from doing so). Shares may also be repurchased from time to time in privately negotiated transactions in accordance with applicable securities laws and stock exchange rules. The timing and amount of any share repurchases will be determined by Constant Contact’s management based on its evaluation of market conditions, share price and other factors. The share repurchase program does not obligate Constant Contact to acquire any particular amount of common stock and may be suspended, modified or discontinued at any time at the company’s discretion without prior notice. The company expects to fund the share repurchase program from its cash and cash equivalents.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is calculated by taking GAAP net income, adding depreciation and amortization, stock-based compensation, adjusting for taxes, litigation contingency accrual and contingent consideration adjustments, then subtracting interest and other income (expense), net. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Non-GAAP net income is calculated by taking GAAP net income, adding back stock-based compensation expense and then adjusting for litigation contingency accrual, the non-cash portion of income taxes and contingent consideration adjustments. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact first quarter 2013 financial results conference call
When:	Thursday, April 25, 2013
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic

(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 24854003

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing™ – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow®, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s long-term growth prospects and strategy, the company’s transformation to a multi-product company, the company’s share repurchase program, the company’s cash flow and the financial guidance for the second quarter of 2013 and full year 2013. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social

Campaigns and SaveLocal products, the successful integration of SinglePlatform, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012

Revenue	$68,205	$59,938
Cost of revenue	19,908	17,599

Gross profit	48,297	42,339

Operating expenses:
Research and development	10,268	9,471
Sales and marketing	30,802	25,718
General and administrative	9,894	7,415
Acquisition costs and other related charges	—	149

Total operating expenses	50,964	42,753

Loss from operations	(2,667)	(414)

Interest and other income (expense), net	(29)	71

Loss before income taxes	(2,696)	(343)

Income tax benefit	2,182	561

Net income (loss)	$(514)	$218

Net income (loss) per share:
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01

Weighted average shares outstanding used in computing per share amounts:
Basic	30,630	30,171
Diluted	30,630	31,118

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012

Net income (loss)	$(514)	$218

Subtract:
Interest and other income (expense), net	(29)	71
Income tax benefit	2,182	561

Add back:
Depreciation and amortization	5,115	4,285
Stock-based compensation expense	3,541	3,299
Litigation contingency accrual	820	—

Adjusted EBITDA	$6,809	$7,170

Divide by:
Revenue	$68,205	$59,938

Adjusted EBITDA margin	10.0%	12.0%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012

Net income (loss)	$(514)	$218

Adjust:
Non-cash portion of income tax benefit	(2,432)	(669)

Add back:
Stock-based compensation expense	3,541	3,299
Litigation contingency accrual	820	—

Non-GAAP net income	$1,415	$2,848

Non-GAAP net income per share: diluted	$0.05	$0.09

Weighted average shares outstanding used in computing per share amounts	31,020	31,118

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012

Net cash provided by operating activities	$9,008	$10,880

Subtract:
Acquisition of property and equipment	4,744	5,473

Free cash flow	$4,264	$5,407

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities
Net income (loss)	$(514)	$218
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,115	4,285
Amortization of premiums on investments	70	154
Stock-based compensation expense	3,541	3,299
Recovery of bad debts	(2)	(5)
Deferred income taxes	(2,187)	(693)
Taxes paid related to net share settlement of restricted stock units	(285)	(247)
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	25	16
Prepaid expenses and other current assets	(3,133)	(643)
Other assets	157	(113)
Accounts payable	(1,300)	1,140
Accrued expenses	5,360	1,592
Deferred revenue	2,101	1,877
Other long-term liabilities	60	—

Net cash provided by operating activities	9,008	10,880

Cash flows from investing activities
Purchases of marketable securities	(1,909)	(14,270)
Proceeds from maturities of marketable securities	8,634	20,000
Proceeds from sales of marketable securities	4,000	23,581
Increase in restricted cash	(550)	—
Acquisition of businesses, net of cash acquired	—	(5,750)
Acquisition of property and equipment	(4,744)	(5,473)

Net cash provided by investing activities	5,431	18,088

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	182	3,250
Income tax benefit from the exercise of stock options	6	132

Net cash provided by financing activities	188	3,382

Effects of exchange rates on cash	(2)	—

Net increase in cash and cash equivalents	14,625	32,350
Cash and cash equivalents, beginning of period	67,775	49,589

Cash and cash equivalents, end of period	$82,400	$81,939

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	166	224

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	March 31, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents	$82,400	$67,775
Marketable securities	14,934	25,732
Accounts receivable, net	69	92
Prepaid expenses and other current assets	9,644	6,513

Total current assets	107,047	100,112

Property and equipment, net	40,008	39,653
Restricted cash	1,300	750
Goodwill	95,505	95,505
Acquired intangible assets, net	6,198	6,758
Deferred tax assets	13,570	11,377
Other assets	2,950	3,107

Total assets	$266,578	$257,262

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,867	$8,167
Accrued expenses	16,163	10,803
Deferred revenue	34,801	32,700

Total current liabilities	57,831	51,670

Other long-term liabilities	2,070	2,010

Total liabilities	59,901	53,680

Stockholders’ Equity
Common stock	307	307
Additional paid-in capital	213,597	209,987
Accumulated other comprehensive income	10	11
Accumulated deficit	(7,237)	(6,723)

Total stockholders’ equity	206,677	203,582

Total liabilities and stockholders’ equity	$266,578	$257,262